UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 23, 2021

Date of Report (Date of earliest event reported)

SLINGER BAG INC.

(Exact name of registrant as specified in its charter)

Nevada	333-214463	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2709 N. Rolling Road, Suite 138
Windsor Mill, MD
21244

(Address of principal executive offices, including Zip Code)

(443) – 407 7564

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2021, Slinger Bag Inc., a Nevada corporation (the “Company”), entered into a loan agreement (the “Loan Agreement”) with 2622325 Ontario Limited (the “Lender”) for a $500,000 loan in cash (the “Loan”) that will bear interest at a rate of 12% per annum and is to be repaid within 30 days of receipt of the Loan proceeds or such other date as may be accepted by the Lender in writing. The Company is not permitted to make any distribution or pay any dividend unless or until the Loan is repaid in full.

The foregoing summary of the Loan Agreement is subject to the full terms of the Loan Agreement, a copy of which is attached to this report as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 hereof is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
Exhibit 10.1	Loan Agreement dated July 23, 2021 with 2622325 Ontario Limited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Slinger Bag inc.
a Nevada corporation

Dated: July 29, 2021	By:	/s/ Mike Ballardie
Chief Executive Officer and Sole Director

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